SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

               /X/ Current Report Pursuant to Section 13 OR 15(d)
                     of the Securities Exchange Act of 1934

                               September 15, 1997
                                (Date of Report)


                         Commission file number: 0-28354

                             Great Lakes REIT, Inc.

             (Exact name of Registrant as specified in its Charter)

               Maryland                                    36-3844714
(State or other jurisdiction               (I.R.S. Employer identification no.)
of incorporation organization)

               823 Commerce Drive, Suite 300, Oak Brook, IL 60521
               (Address of principal executive offices) (Zip Code)

                                (630) 368 - 2900
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No






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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

On September 2, 1997, Great Lakes REIT, Inc. (the "Company") purchased One Century Centre, an eleven story, Class-A office building located at 1750 E. Golf Road, Schaumburg, Illinois. The building contains 213,346 rentable square feet. One Century Centre is currently 97.2% occupied and was purchased for approximately $20,050,000 including an estimate for immediate capital expenditures. The property features a two-story main lobby with polished granite floors and a granite exterior with frameless tempered glass for lobby level suites.

TERMS OF PURCHASE

One  Century  Centre  was  purchased  from  an  unaffiliated   third  party  for
$19,875,000. Funds for the purchase came from a borrowing under the Company's existing secured line of credit with the First National Bank of Boston (as agent) as well as cash reserves on hand.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

As of the date of this 8-K, the financial statements and proforma financial information related to this property is not available but will be filed by the Company on Form 8-K not later than November 26, 1997.

         No information is required under Items 1,3,4, and 6, and these items have therefore been omitted.



By:    /s/ Richard L. Rasley
         Richard L. Rasley, Secretary